SECURITIES AND EXCHANGE COMMISSION



Washington, DC 20549



FORM 8-K



Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   July 30, 1997



ROYAL CASINO GROUP INC.



(Exact name of registrant as specified in its charter)







UTAH				0-10315			95-4091368

(State or other		    (Commission		   (I.R.S. Employer

jurisdiction of		     File Number		   Identification #)





152 Sherman St., Deadwood, South Dakota          57732

            (Address of principal executive offices)      (Zip
Code)



Registrant=s telephone number, including area code: (605)
578-1299



Total number of sequentially numbered pages:   5



Exhibit index page number:   5





























ITEM 4	CHANGE IN REGISTRANT=S CERTIFYING ACCOUNTANT



(a)	Previous independent accountants



(i)	On August 8, 1997, Royal Casino Group Inc. dismissed Arthur
Andersen LLP as its independent accountants.



(ii)	The report of Arthur Andersen LLP on the financial
statements for the past fiscal year ended July 31, 1996 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.



(iii)	The Registrant=s Board of Directors participated in and
approved the decision to change independent accountants.



(iv)	In connection with its audit for the period indicated at
(a)(ii) above, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen L.L.P. would have caused them to make reference thereto in their report on the financial statements for such year.



(v)	During the period there have been no reportable events [as
defined in Regulation S-k Item 304 (a) (1) (v)].



(vi)	Arthur Andersen LLP has furnished the Registrant with a
letter addressed to the SEC stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Form 8-K Report.



(b)	New independent accountants



(i)	The Registrant has not engaged new independent accountants
as of August 8, 1997.





Item 5	OTHER EVENTS



(i)	On August 1, 1997, the Company requested the Nevada Gaming
Commission to allow it to withdraw its application for a gaming license relating to its proposed acquisition of the Triple J Casino in Henderson, Nevada. The Company had entered into an Agreement in Principle to acquire the Triple J in March, 1997 and submitted its gaming application to the Nevada gaming regulators in April, 1997. The main attractions this property held for the Company were its nonrestricted gaming license plus municipal permits to build 550 hotel rooms. The building permit was due to









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expire in May, 1998 and the Company determined it would be
unable to raise the approximately $55 million required to acquire, remodel and develop the property on acceptable terms and conditions within the time frame prior to the expiration of the permit. Once the existing permit expired, the Company believed that it would be very difficult to re-apply for a permit to develop the hotel. After conferring with agents of the Nevada Gaming Control Board and receiving their initial comments with respect to Royal=s proposed acquisition, the Company decided to cease its pursuit of the Triple J.



(ii)	The Company entered into a Settlement Agreement on July 30,
1997 with Stephen Grogan concerning law suits that the parties had filed against each other. Neither party admitted wrong doing however, the Company entered into the agreement to avoid the distraction and costs associated with continuing litigation.
 The Company settled the actions for less that its projected ongoing legal costs. The Company has no other existing litigation proceedings nor any pending actions.



ITEM 7	FINANCIAL STATEMENTS & EXHIBITS



(c)	Exhibits



(1)	Letter regarding change in certifying accountant.



















































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SIGNATURES





Pursuant to the requirements of the securities and exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Royal Casino Group Inc.











By:    /s/ Jon F. Elliott

                                             Jon F. Elliott,
President/CEO





Date: August 8, 1997

















































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EXHIBIT 1



Arthur Andersen L.L.P.

45 South Seventh St.

Minneapolis, MN 55402









August 8, 1997





Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street Northwest

Washington, DC 20549





Ladies and Gentlement:



We have read and agree with the comments in Item 4 of Form 8-K of Royal Casino Group Inc. dated August 8, 1997.



Very truly yours,







 /s/ Arthur Andersen LLP

Arthur Andersen LLP



























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